Exhibit 10.8

DISTRIBUTION AGREEMENT

Dated: September 7, 1999

This DISTRIBUTION AGREEMENT (“Agreement”) is made as of the date set forth above by and between the following parties:

Manufacturer:		CARD GUARD SCIENTIFIC SURVIVAL LTD. 2 Pekeris St. Rehovot ISRAEL

and

Distributor:		CARD GUARD USA, INC./CORDIGITAL TELEMEDICINE SOLUTIONS 333 North Main Street #201 Stillwater, MN 55082 USA

and covers the distribution and marketing of the “Products” and sublicensing the operation of the “Monitoring Centers” as set forth in Annex A attached hereto in the “Territory” described on Annex B attached hereto.

In consideration of the mutual covenants set forth below, the parties hereby agree as follows:

1.                        Appointment

Manufacturer hereby appoints Distributor, and Distributor hereby accepts such appointment, in the Territory and on the terms and conditions provided in this Agreement, as Manufacturer’s (a) exclusive distributor for the resale of Products and (b) exclusive sublicense of the rights to operate the Monitoring Centers.

Nothing is this Agreement shall be construed to grant Distributor any right or license to manufacture, modify, duplicate or otherwise copy or reproduce any of the Products, in and outside the Territory, and nothing in this Agreement shall be construed to grant Distributor any title, right or interest, whether express or implied, in any product or any technology other than the Products, except as specifically stated in this Agreement.

2.                        Term

Unless sooner terminated as expressly provided elsewhere herein, the initial term of this Agreement (the “Term”) shall commence on the date first written above and continue through December 31, 2004, and shall be automatically renewed for renewal terms of one (1) year each commencing on January 1, 2005, and on January 1 of each succeeding year thereafter.

3.                        Orders

All products will be purchased from Manufacturer according to its standard terms and conditions of sale, as stated on the sale acknowledgment form attached as Annex C hereto. All orders by Distributor will include purchase price delivery schedule, destination and payment terms and shall be subject to acceptance by Manufacturer. Orders may be placed via facsimile telephone transmission. All orders shall be delivered F.O.B. Manufacturer’s factory in Israel and shall be shipped at Distributor’s expense, and title and risk of loss shall pass to Distributor upon Manufacturer’s delivery of Product(s) to the carrier.

4.                        Prices and Payment

The prices charged by Manufacturer to Distributor shall be those stated in Annex D attached hereto, as such may be amended from time to time; provided, that Distributor expressly acknowledges that Manufacturer reserves the right to change such prices (other than with respect to accepted orders) once each calendar year to reflect changes in direct costs of manufacturing. Manufacturer shall provide Distributor with written notice of any price increase within sixty (60) days after the end of each calendar year. All prices quoted in this Agreement or any other related agreements, invoices, purchase orders, or other documentation are F.O.B. Manufacturer’s factory in Israel, and are exclusive of any governmental taxes (including, without limitation, sales, use, withholding and value added taxes) or duties imposed by an governmental agency (including, without limitation, any export, import or purchase duties), such taxes and duties to be born by Distributor. When Manufacturer has the legal obligation to collect and/or pay such taxes, they shall be added to Distributor’s invoice, unless Distributor provides Manufacturer with a valid tax exemption certificate.

5.                        Inspection and Acceptance

Distributor shall have the right to inspect any Product(s) delivered. Distributor shall either accept or reject Product(s) within sixty (60) days after receiving such Product(s). At Distributor’s option, Distributor may return non-conforming Product(s) or deliverables to Manufacturer, freight prepaid, in accordance with the procedures of Manufacturer’s Merchandising and Quality System Policy described in Annex E hereto. Manufacturer shall have the right to provide substitute Products for any Products determined (by inspection) not to be in compliance, and, if Manufacturer is unable to provide substitute Products, Distributor shall be entitled to a set off of the cost of the rejected goods against any amounts otherwise due from Distributor to Manufacturer hereunder.

6.                        Intellectual Property

a.         Intellectual Property License. Manufacturer hereby grants to Distributor a non-exclusive license to use all patent rights, trademarks, copyrights and other intellectual and industrial property rights, including without limitation trade dress and other materials incorporated into the design or packaging of the Products, owned or held by Manufacturer (collectively, the “Intangibles”) in the Territory for the sole purpose of Distributor’s performance of its duties hereunder and in accordance with Manufacturer’s policies as in effect from time to time; provided, that in no event shall Distributor: (i) use the Intangibles for any purpose except as specifically permitted hereby; (ii) use the Intangibles in connection with any product or service of Distributor (Other than the Products) or any other person, firm or entity; (iii) use the Intangibles as a mark (including trademark), logo or company name, corporate or otherwise; (iv) seek to register any of the Intangibles to any other person in or out of the Territory; (vi) reverse engineer, disassemble, decompile, or otherwise attempt to derive source code from the Intangibles; or (vii) attempt to copy and/or use any of the Intangibles for any other purpose.

b.         Rights Upon Termination. All rights to use Intangibles shall cease upon termination or expiration of this Agreement, and all signs, advertising and promotional material bearing any of the Intangibles shall be removed from public display and destroyed (or, if requested by Manufacturer, returned to it) within 10 days after any such termination or expiration.

c.         Effect of License. The license granted to Distributor hereby is not intended, and shall not be deemed, to confer upon or create in Distributor any property rights with respect to any of the Intangibles. Distributor will only use the Intangibles as provided herein or as specifically directed by Manufacturer in writing, and Distributor will not, at any time, contest or object to the existence, ownership or validity of any of the Intangibles.

7.                        Confidentiality

Each party agrees to hold in strict confidence any confidential and/or proprietary information concerning the other party (the “Disclosing Party”) or its business that it receives from the other party (the “Receiving Party”), or to which it gains access to as a result of the execution or performance of this agreement, including, without limitation, information (technical or other) concerning any of the Products, their operation, the business of any of the parties and any information concerning clients and client lists (the “Confidential Information”). Each party agrees not to use Confidential Information for any purpose other than those described in this Agreement. Each party agrees to treat any Confidential Information with at least the degree of care it treats its own Confidential Information, and to refrain from disclosing any Confidential Information to any employee except where such disclosures are necessary for the performance of that party’s obligations under this Agreement. Notwithstanding the above, Confidential Information shall not include information which the Disclosing party can document: (1) at the time of execution of this Agreement, was in the public domain, or entered the public domain later through no breach of this provision; (2) was already known to the Receiving Party prior to receipt of such information from the Disclosing Party; or (3) was developed independently the Receiving Party, without the use of the Disclosing party’s Confidential Information.

8.                        Termination

Distributor’s appointment as exclusive distributor of the Products as sublicensee of rights to operate the Monitoring Centers may be terminated as follows:

a.         Termination For Cause. Either party shall have the right, in its discretion and in addition to any other rights and remedies in law, equity or under this Agreement, to terminate this Agreement immediately upon written notice to the other party, if any of the following events occurs: (1) a material breach or failure to perform any of the duties and obligations under this Agreement and failure to cure such breach or failure within 30 days after written notice thereof from the other party which describes the alleged breach in reasonable detail is received; (2) if the other party (i) files or has filed against it any proceeding in bankruptcy or insolvency, or (ii) makes a general assignment for the benefit of its creditors; or (3) a party commits any act of fraud, dishonesty, unethical conduct or similar gross misconduct injurious to the business interests of the other party.

b.         Termination Based Upon Performance. Subject to the terms and conditions of this subparagraph 8.b, Manufacturer shall have the right, but not the obligation, to terminate this Agreement if Distributor fails to accomplish minimum sales and revenue quotas (the “Quotas”). The Quotas shall be established on a calendar year basis and shall be subject to the mutual, written agreement of the parties. If the parties fail to reach mutual agreement on the Quotas, then Manufacturer shall have no termination rights under this subparagraph 8.b. Manufacturer shall provide Distributor with written notice of whether Distributor has accomplished the Quotas (the “Quota Notice”) within thirty (30) days after the end of each year. If Manufacturer fails to provide Distributor with a timely Quota Notice, then Manufacturer shall have no termination rights under this subparagraph 8.b. for the year related to such notice. If Distributor fails to accomplish the Quotas, then Manufacturer may terminate this Agreement by providing Distributor with written notice of termination based upon performance (the “Termination Notice”) within thirty (30) days after Distributor’s receipt of the Quota Notice. The Termination Notice shall provide for at least ninety (90) days advance notice of the effective date of termination of this Agreement, and this Agreement shall terminate upon the expiration of such notice period, unless, during such ninety (90) day period, Distributor makes additional purchases of Products in an amount equal to the Quota deficiency.

c.         Obligations After Termination. Subsequent to the termination of this Agreement, Distributor shall continue to provide service and Manufacturer shall continue to provide replacements parts for all Products sold prior to such termination, until the third anniversary of such termination, unless Manufacturer transfers such rights and obligations to another Distributor in the Territory and notifies Distributor of such action, in writing.

9.                        Licenses and Approvals

Distributor represents and warrants to Manufacturer that Distributor has obtained all licenses, permits, certificates, approvals or other documentation (“Licenses and Approvals”) necessary to permit it to perform its duties hereunder, whether domestic or foreign (such term to include such Licenses and Approvals required by any country including, but not limited to, Israel) and is duly qualified to transact business in any jurisdiction where such qualification is required (“Qualifications”). Distributor further represents and warrants that its performance of this Agreement will not violate any applicable statute, regulation, order, writ, injunction, decree or law, or any agreement, instrument or writing by which Distributor or any of its assets are found or affected.

10.                 No Agency or Partnership

Distributor may hold itself out to the public as an “Authorized Distributor” of Manufacturer’s Products, but Distributor is and shall act solely as an independent contractor operating and performing its obligations hereunder, and nothing herein is intended to, or shall be deemed to, make either arty an agent, legal representative, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

11.                 Audit Reports

Distributor shall, through its authorized representatives, have the right to inspect the books and records of Manufacturer related to (a) increases in Manufacturer’s direct costs that result in a price increase under Paragraph 4 and (b) accomplishment of the Quotas described in subparagraph 8(b) once during each calendar year at any time reasonably requested by Distributor.

12.                 Disputes

a. Choice of Law. This Agreement shall be governed by, interpreted according to, and enforced in accordance with, the laws of the State of Israel, without giving effect to such State’s principles governing conflicts of laws and excluding any (otherwise) applicable international rules or conventions.

b. Choice of Forum. The courts of the State of Israel, in the Tel Aviv-Jaffa district shall have exclusive jurisdiction over the parties (and the subject matter) in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to or in connection with this Agreement. The parties designate such forum as their sole choice and no other forum shall be qualified to conduct any hering concerning or resolve such disputes.

13.                 Warranties

MANUFACTURER’S PRODUCTS ARE DISTRIBUTED AND LICENSED IN ACCORDANCE WITH THE PUBLISHED DOCUMENTATION. ALL WARRANTIES, EITHER EXPRESSED ORIMPLIED, EXCEPT AS EXPRESSLY STATED HEREIN ARE DISCLAIMED AS TO THE PRODUCTS AND THEIR QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR ANY BUSINESS OR PARTICULARPURPOSE. IN NO EVENT WILL MANUFACTURER BE LIABLE FOR DIRECT OR INDIRECT, INCIDENT OR CONSEQUENTIAL DAMAGES OR LOSS OR PROFIT RESULTING FROM ANY DEFECT IN THE PRODUCTS OR NEGLIGENCE ON THE PART OF MANUFACTURER. MANUFACTURER WARRANTIES THE PRODUCTS TO BE FREE OF DESIGN, MANUFACTURE, MATERIAL AND WORKMANSHIP DEFECTS UNDER NORMAL USE FOR 24

MONTHS FROM THE DATE OF SHIPMENT FROM ISRAEL. THIS WARRANTY SHALL NOT APPLY TO PRODUCTS WHICH HAVE BEEN ALTERED, IMPROPERLY STORED, TRANSPORTED OR MAINTAINED OR PUT TO A USE TO WHICH THEY WERE NOT INTENDED.

14.                 Force Majeure

Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement or any order, to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, new and unexpected government intervention(s), civil or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party (“Force Majeure”).

15.                 Miscellaneous

a.         Entire Agreement. This Agreement (together with purchase orders, invoices, terms of sale, etc. Relating to sales of the products to Distributor) sets forth the entire agreement between the parties, and supersedes any prior written or oral arrangements or understandings. This Agreement may not be amended, modified or terminated in any respect except in a written document signed by both parties.

b.         Severability. If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforcability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

c.         Parties Benefited. This Agreement will bind and inure to the benefit of each party hereto and its respective successors and permitted assigns, except that Distributor will not assign any of its rights or delegate any of its duties and obligations hereunder without Manufacturer’s prior written consent.

d.         Counterparts. This agreement may be executed in two or more counterparts which together shall constitute the same instrument.

[END OF TEXT]

[EXECUTION PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first set forth above.

Manufacturer:	CARD GUARD SCIENTIFIC SURVIVAL LTD

	By:	/s/ Illegible
Name:
Title: C.E.O

Distributor:	CARD GUARD USA, INC./
CORDIGITAL TELEMEDICINE SOLUTIONS

	By:	/s/ Bruce E Rollie
Name: BRUCE ROLLIE
Title: PRESIDENT

Annexes

A                        List of products and Description of the Product

B                          Territory

C                          Form of Sales Acknowledgment

D                         Manufacturer Prices

E                           Manufacturer’s Merchandising and Quality System Policy

ANNEX A

To DISTRIBUTION AGREEMENT WITH CARD GUARD SCIENTIFIC SURVIVAL LTD. dated September 7, 1999

List of products and Description of the Product

Attached Card Guard Product Catalogs

ANNEX B

To DISTRIBUTION AGREEMENT WITH CARD GUARD SCIENTIFIC SURVIVAL LTD. dated September 7, 1999

Territory

USA and Canada

ANNEX C

To DISTRIBUTION AGREEMENT WITH CARD GUARD SCIENTIFIC SURVIVAL LTD. dated September 7, 1999

Form of Sales Acknowledgment

Signed Card Guard Order Confirmation Form

ANNEX D

To DISTRIBUTION AGREEMENT WITH CARD GUARD SCIENTIFIC SURVIVAL LTD. dated September 7, 1999

Manufacturer Prices

Part I
List of Products

Cardiology/Pulmonology

CG-303	A personal trans-telephonic portable spirometer.	$260

CG-2206	A personal 1-lead ECG transmitter that stores up to 6 events in its memory.	$220

CG-4000	A personal pacemaker data transmitter.	$63

CG-6106	A personal 1-lead ECG loop recorder that stores up to 6 events in its memory.	$270

CG-6106	A personal 1-lead ECG loop recorder that stores up to 6 events in its memory.	$270

CG-7100	A personal 12-lead ECG transmitter with memory.	$335

CG-7000D	A portable 12-lead ECG with memory for a physician’s use.	$740

CG-3100	Telephone Adapter, Receiver	$450

CG-6106	Wires	$6

and replacement parts therefor

ANNEX E

To DISTRIBUTION AGREEMENT WITH CARD GUARD SCIENTIFIC SURVIVAL LTD. dated September 7, 1999

Manufacturer’s Merchandising and Quality System Policy

Card Guard seeks to be the world leader in the field of Telemedicine. This goal will be achieved by implementing the following principles:

Card Guard hold the Quality of products and services to be of the highest importance in all its activities. The company’s commitment to Quality starts with top management and extends throughout the entire employee staff.

Card Guard will place customer’s satisfaction as its first priority and will ensure that the products and services it supplies conform to the customer and regulatory requirements.

Card Guard will focus on the prevention of defects and on continuous improvement of its products, processes and services. This will be achieved by working in cooperation with customers and suppliers.

Card Guard will develop its human resources, will invest in the improvement of knowledge and skills of workers and managers and will motivate them towards excellence in their performance.

Card Guard will operate its Quality System in conformance with the ISO 9002 and EN 46002 standards, as this is the Royal Way to fulfill our commitment to Quality.

I undertake the responsibility to provide the resources, guidance and leadership needed to ensure that this Quality Policy is applied in the company’s daily activities.

Jacob Geva
President & ECO

AMENDMENT TO AGREEMENT

Dated: As of November 30, 2006

This AMENDMENT TO AGREEMENT (“Amendment”) is made as of the date set forth above by and between the following parties, and amends that Distribution Agreement (the “Distribution Agreement”), dated September 7, 1999, between Card Guard Scientific Survival Ltd. and Card Guard USA, Inc. (which assigned its rights to Card Guard Technologies, Inc. effective March 31, 2001).

Manufacturer:	CARD GUARD SCIENTIFIC SURVIVAL LTD. 2 PEKERIS ST. RABIN SCIENCE PARK REHOVOT 76100 ISRAEL FAX: (972) 8.948.4044 ATTN: CHAIRMAN

and

Distributor:	CARD GUARD TECHNOLOGIES, INC. 6779 MESA RIDGE ROAD, SUITE 200 SAN DIEGO, CA 92121-2909 FAX: 858-450-9718 ATTN: CHIEF EXECUTIVE OFFICER

In consideration of the mutual covenants set forth below, the parties hereby agree to amend the Distribution Agreement as follows (capitalized terms used but not defined herein shall have the meaning ascribed to them in the Distribution Agreement):

1.        Additional Appointment

Section 1 of the Distribution Agreement is hereby amended and restated in its entirety to read as follows:

Manufacturer hereby appoints Distributor, and Distributor hereby accepts such appointment, on the terms and conditions provided in this Amendment and in the Distribution Agreement, as: (i) Manufacturer’s exclusive distributor for the resale of the products listed on Annex A attached hereto (the “Products”) in the United States and non-exclusive distributor for the resale of the Products in Mexico and Canada (Mexico, Canada and the United States, collectively, “North America”); (ii) Manufacturer’s non-exclusive distributor for the resale of the products listed on Annex B attached hereto (the “Additional Products”) to healthcare providers and for employee health programs (but not with respect to sales to consumers) in North America; and (iii) Manufacturer’s non-exclusive distributor in North America for any other products that the parties agree

Distributor will distribute and that shall be added, from time to time, to Annex C attached hereto (the “Non-Exclusive Products”).

2.        Term

Section 2 of the Distribution Agreement is hereby amended and restated in its entirety to read as follows:

The term of this agreement (the “Term”) shall continue through December 31, 2016. The Term will automatically be renewed for consecutive twenty four month periods thereafter unless a written notice of termination is given by either party to the other at its address set forth above at least 90 days prior to the scheduled end of the Term. This Agreement is also subject to termination by written notice upon the occurrence of certain events, as described below.

3.        Application of Distribution Agreement

Except as expressly set forth herein and except for Section 1 above, the term “Products” as used in the Distribution Agreement and in this Amendment shall also apply to Additional Products and Non-Exclusive Products.

4.        Intellectual Property

Section 6 of the Distribution Agreement is hereby amended and restated in its entirety to read as follows:

a.         Throughout the Term and thereafter, Manufacturer shall have and maintain any and all patent rights, trademarks, copyrights and other intellectual and industrial property rights, including without limitation, know-how, trade secret, trade dress and other rights or materials included in any of the Products and any derivatives, improvements and developments thereof or otherwise incorporated into the design or packaging of any Products, including, without limitation, any existing and future versions, upgrades and improvements (collectively, the “Rights”).

b.         During the Term, Distributor may use the Rights as necessary solely in order to distribute the Products (and may not use the Products to provide any services) in North America and as otherwise described in the Distribution Agreement.

c.         Distributor shall promptly, on request, execute and deliver to Manufacturer any agreements, instruments or documents that Manufacturer may reasonably request to enable or assist Manufacturer to obtain or protect the Rights in North America. If either party receives or discovers any information regarding any actual or alleged unauthorized use of the Rights or the Products, such party shall immediately provide written notice to such effect to the other party. Manufacturer may take any necessary actions to enforce its rights in the Rights in North America and prevent any other person from infringing upon such rights.

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d.         Manufacturer warrants, represents and covenants that it owns (free and clear of any liens or charges) or has the valid right to grant to Distributor the right to use the Rights in connection with distributing the Products. Notwithstanding the above, this warranty and representations does not apply to any Products altered or repaired by anyone other than Manufacturer or combined with any other products or intellectual property.

5.        Termination

Section 8 of the Distribution Agreement is hereby amended and restated in its entirety to read as follows:

a.         In addition to any other provisions concerning termination in this Amendment or in the Distribution Agreement, either party shall have the right, in its discretion and in addition to any other rights and remedies in law, equity or under this Agreement, to terminate the Distribution Agreement immediately upon written notice to the other party, if any of the following events occur, each of which both parties hereby expressly acknowledge will adversely and substantially affect the interests of the other party:

(1)        a material breach or failure to perform any of the duties and obligations under this Agreement and failure to cure such breach or failure within 30 days after written notice thereof from the other party is received;

(2)        if the other party (i) files or has filed against it any proceeding in bankruptcy or insolvency, or (ii) makes a general assignment for the benefit of its creditors; or

(3)        if the other party becomes controlled by a competitor of such terminating party.

b.         Subsequent to the termination of the Distribution Agreement, Distributor shall continue to provide service and Manufacturer shall continue to provide replacement parts for all Products sold prior to such termination, until the third anniversary of such termination, unless manufacturer transfers such rights and obligations to another distributor in North America and notifies Distributor of such action in writing.

6.        No Changes to Products

Distributor shall not have the right to make modifications to any of the Products, but may request Manufacturer to make such modifications. Manufacturer shall respond within 30 days to any such proposed modification with a definitive written proposal, which will include schedules describing the impact of such modifications on cost and delivery schedules of the Products. Manufacturer shall act reasonably in order to accommodate Distributor’s requests and negotiate reasonable cost and timetable adjustments. Manufacturer shall be the owner of any intellectual property rights incorporated into any such modifications (and the right to register the same with any applicable authority).

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7.        No Other Changes

Except as otherwise set forth in this Amendment, all other terms of the Distribution Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first set forth above.

CARD GUARD SCIENTIFIC SURVIVAL LTD.

By:	/s/ Illegible
Name:	Illegible
Title:	CHAIRMAN & CEO

CARD GUARD TECHNOLOGIES, INC.

By:	/s/ Illegible
Name:	Illegible
Title:	President & CEO

Annexes

Annex A	Products
Annex B	Additional Products
Annex C	Non-Exclusive Products

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ANNEX A
PRODUCTS

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Annex A:

Transtelephonic Cardio Products

CG-2100
CG-2206
CG-5000
CG-5000-D
CG 6106
CG-6206
CG-6550 AT
CG-6550 AT EASI
CG-6550 HOLTER
CG-7000DA
CG-7000DX
CG-7100

Receivers and Interface Products

CG-3250
Konnex Tel. Adap.
Konnex Tel. Adap.
CG-3700
CG-3800UM
CG-3850
CG-3100M

Pulmonary Monitors

CG-303A
CG-303B

ANNEX B
ADDITIONAL PRODUCTS

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Annex B:

Transtelephonic Cardio Products

CG-7000DA-BT
CG-7000DX-BT
CG-7100G

Receivers and Interface Products

CG-3800BT

Obstetric

CG-900P

SW for Transtelephonic Products

CG-8000NT
TM2000-NS
TM2000-NC
TM2000-ETP
TM2000-FTP&ETP
CG-TTM
TM2000-ETR
TM2000-ETR

Wireless Products – PMP

PMP4-SeIfCheck BP
PMP4 - BP Pro
PMP4-SelfCheck ECG1
PMP4-SelfCheck ECG1/12
PMP4-OXY PRO
PMP4-Spiro Pro
PMP4-SelfCheck Weight Scale

Physician Set

SW for Wireless Products – PMP

PMP4 SW Application
PMP4 web medical center

ANNEX C
NON EXCLUSIVE PRODUCTS

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